UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2008

EDGE PETROLEUM CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Travis Tower

1301 Travis, Suite 2000

Houston, Texas 77002

(Address of principal executive offices)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04    Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

On September 25, 2008, Edge Petroleum Corporation (“Edge”) sent a notice to its directors and executive officers informing them that, for a period that begins at 4:00 p.m. Central Time on October 23, 2008 and is expected to end at the end of the week of October 27, 2008 (the “blackout period”), shares of Edge common stock held in the Edge Petroleum Exploration Company Employees Savings & Profit Sharing Plan (the “Plan”) will be temporarily unavailable to be diversified or sold, which may also prevent the liquidation of those shares during this period for the purpose of obtaining a loan from the Plan or a distribution from the Plan.  The annual meeting of stockholders of Edge has been scheduled for October 23, 2008.  At that meeting, Edge’s common stockholders will vote on the adoption of the merger agreement dated July 14, 2008, among Edge, Chaparral Energy, Inc. (“Chaparral”) and Chaparral Exploration, LLC that provides for Chaparral to acquire Edge in an all-stock transaction and Edge common stock to be converted into Chaparral common stock.   The merger is expected to be effective October 24, 2008, and the conversion of the Edge common stock held in the Plan will necessitate the Plan blackout described above.

The notice to Edge’s directors and executive officers also informed them that, pursuant to Section 306(a) of the Sarbanes-Oxley Act of 2002 and Securities and Exchange Commission rules promulgated thereunder, during the blackout period, they would be prohibited from purchasing, selling, or otherwise acquiring or transferring shares of Edge common stock acquired in connection with their service or employment as a director or executive officer of Edge, subject to specified exceptions. A copy of the notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Notice of Trading Restriction Period to Officers and Directors of Edge Petroleum Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: September 25, 2008	By:	/s/ John W. Elias

John W. Elias Chairman, President & Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Notice of Trading Restriction Period to Officers and Directors of Edge Petroleum Corporation